Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED LEASE AGREEMENT NO. 3

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT NO. 3 (this “Amendment”) is made and entered into as of September 23, 2015 by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company, as landlord (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Amended and Restated Lease Agreement No. 3, dated as of June 9, 2015 (the “Lease”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord certain land and improvements, all as set forth in the Lease; and

WHEREAS, pursuant to the Lease, HPT TA Properties LLC leases to Tenant its leasehold interest in certain land having an address at 1702 West Evergreen, Effingham, Illinois, as further described on Exhibit A-11 to the Lease (the “Effingham Land”), which Effingham Land is owned by Tenant;

WHEREAS, as of the date of this Amendment, HPT TA Properties LLC has acquired the Effingham Land from Tenant; and

WHEREAS, Landlord and Tenant desire to amend the Lease to include the Effingham Land as part of the Land (as defined in the Lease);

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, as of the date of this Amendment, as follows:

1.                                      Capitalized Terms.  Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given such terms in the Lease.

2.                                      Effingham Land.  Landlord and Tenant hereby confirm that the Land includes the Effingham Land.

3.                                      Minimum Rent.  The defined term “Minimum Rent” set forth in Section 1.66 of the Lease is hereby deleted in its entirety and replaced with the following:

“Minimum Rent” shall mean Forty-Nine Million Twenty-Two Thousand Five Hundred Fifty-One and 65/100ths Dollars ($49,022,551.65), subject to adjustment as provided in Section 3.1.1(b).

4.                                      Ratification.  As amended hereby, the Lease is hereby ratified and confirmed and all other terms remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, as a sealed instrument, as of the date first above written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

HPT TA PROPERTIES LLC

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

TENANT:

TA OPERATING LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

Reference is made to that certain Guaranty Agreement, dated as of June 9, 2015, given by TRAVELCENTERS OF AMERICA LLC and TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC, each a Delaware limited liability company (collectively, “Guarantors”), to Landlord with respect to Tenant’s obligations under the Lease (the “Guaranty”).  Guarantors hereby confirm that all references in such Guaranty to the word “Lease” shall mean the Lease, as defined therein, as amended by this Amendment (and any prior amendments referenced in this Amendment), and said Guarantors hereby reaffirm the Guaranty.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

TRAVELCENTERS OF AMERICA HOLDING COMPANY LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President